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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 10/28/1999
                                                             991458106 - 3062490



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               B2BSTORES.COM Inc.

                         Pursuant to Section 242 of the
                       General Corporation Law of Delaware



                  The undersigned, being the Chief Executive Officer of b2bstores.com Inc., a Delaware corporation ("Corporation"), does hereby certify as follows:

                  FIRST, that the Corporation's Certificate of Incorporation be amended by striking out Article Fifth and substituting in lieu thereof the following:

                  FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                  (a) The number of directors shall be determined as set forth in the By-Laws of the Corporation.

                  (b) Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

                  (c) The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The term of the directors comprising Class A shall expire at the Annual Meeting of Stockholders in 2000, the term of the directors comprising Class B shall expire at the Annual Meeting of Stockholders in 2001 and the term of the directors comprising Class C shall expire at the Annual Meeting of Stockholders in 2002. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the General Corporation Law of Delaware may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or

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         the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

                  (d) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (e) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  SECOND, that such amendment to the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the affirmative vote of a majority of the outstanding shares entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned has subscribed this

Certificate of Amendment on the 15th day of October, 1999 and does hereby affirm under the penalties of perjury that the statements contained herein are true.


                                            By: /s/ Woo Jin Kim
                                                --------------------------
                                                Woo Jin Kim
                                                Chief Executive Officer



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